EXHIBIT 2

Certificate	Certificat
of Amendment	de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

Harry Winston Diamond Corporation		600366-4

Name of corporation-Dénomination de la société		Corporation number-Numéro de la société

I hereby certify that the articles of the		Je certifie que les statuts de la société
above-named corporation were amended:		susmentionnée ont été modifiés:

a) under section 13 of the Canada	□	a) en vertu de l'article 13 de la Loi
Business Corporations Act in		canadienne sur les sociétés par
accordance with the attached notice;		actions, conformément à l'avis ci-joint;

b) under section 27 of the Canada	□	b) en vertu de l'article 27 de la Loi
Business Corporations Act as set out in		canadienne sur les sociétés par
the attached articles of amendment		actions, tel qu'il est indiqué dans les
designating a series of shares;		clauses modificatrices ci-jointes
désignant une série d'actions;

c) under section 179 of the Canada	☒	c) en vertu de l'article 179 de la Loi
Business Corporations Act as set out in		canadienne sur les sociétés par
the attached articles of amendment;		actions, tel qu'il est indiqué dans les
clauses modificatrices ci-jointes;

d) under section 191 of the Canada	□	d) en vertu de l'article 191 de la Loi
Business Corporations Act as set out in		canadienne sur les sociétés par
the attached articles of reorganization;		actions, tel qu'il est indiqué dans les
clauses de réorganisation ci-jointes;

Richard G. Shaw		November 9, 2007 / le 9 novembre 2007
Director - Directeur		Date of Amendment - Date de modification

Industry Canada Canada Business Corporations Act	Industrie Canada Loi canadienne sur les sociétés par actions	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

		ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement: E-commerce/Commerce-É
1.	--	Name of Corporation - Dénomination de la société	2. --	Corporation No. - No de la société

		Aber Diamond Corporation		600366-4

3.	--	The articles of the above-named corporation are amended as follows:
Les statuts de la société mentionnée ci-dessus son modifiés de la façon suivante:

The name of the corporation is hereby changed from Aber Diamond Corporation to Harry Winston Diamond Corporation